UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2017

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction

of incorporation)

001-36200	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) On June 6, 2017, the Registrant held its Annual General Meeting of Shareholders (the “Meeting”).

(b) The final voting results for the Meeting are as follows:

Proposal Number	Proposal Description	For	Against	Abstain	Broker Nonvote
1	Election of Patrick J. Balthrop, Sr.	16,000,615	61,879	4,218	1,365,572
2	Election of Patricia Randall	14,784,644	1,277,850	4,218	1,365,572
3	Election of Herm Rosenman	16,003,033	58,611	5,068	1,365,572
4	Ratification of Appointment of Auditors for 2017	17,425,616	653	6,015	0
5	Re-Appointment of U.K. Statutory Auditors	17,424,003	449	7,832	0
6	Authorization to Determine Statutory Auditors’ Remuneration for 2017	17,425,890	379	6,015	0
7	Receive U.K. Statutory Accounts and Reports for 2016	17,393,001	304	38,979	0
8	Receive and Approve U.K. Statutory Directors’ Annual Report on Remuneration for 2016	17,342,455	83,702	6,127	0
9	Approve Directors’ Remuneration Policy	17,341,451	81,396	9,437	0
10	Approve Amendment of 2013 Share Incentive Plan	14,135,089	1,926,595	5,028	1,365,572

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 6/7/2017

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Elizabeth M. Keiley

Name:	Elizabeth M. Keiley

Title:	SVP & General Counsel